Exhibit 99.1

Integrity Applications Announces Close of $12 Million Private Placement

Wilmington, Delaware, and Ashdod, Israel, August 2nd, 2017 — Integrity Applications, Inc. (OTCQB: IGAP), maker of GlucoTrack®, a non-invasive device for measuring glucose levels in people with type 2 diabetes and pre-diabetes, announced today that it has successfully closed a private placement offering, raising approximately $12 million over the past 16 months. Accredited investors purchased units consisting of one share of Series C preferred stock, convertible into shares of the Company’s common stock at $4.50 per share, and two warrants to purchase shares of the Company’s common stock at $4.50 and $7.75 per share, respectively. The transaction was led by Andrew Garrett, a New York City based full-service investment bank and the Company’s investment advisor, which acted as sole placement agent. Since its incorporation as a U.S. Delaware based company, Integrity Applications has successfully raised approximately $35 million in equity financings exclusively through Andrew Garrett.

"This ongoing source of capital has provided us with resources to continue our progress towards a truly non-invasive solution to glucose measurement and, in addition supports the initial commercialization of GlucoTrack in Europe, as well as advances our clinical and regulatory efforts in the U.S. and China," stated John Graham, chairman and chief executive officer of Integrity Applications. " We appreciate the continued support of Andrew Garrett, our existing shareholders and welcome our new investors to the Company."

About GlucoTrack®
GlucoTrack® is a truly non-invasive monitoring device that rapidly measures and displays an individual’s glucose level in about a minute without finger pricking or any pain. GlucoTrack® features a small sensor that clips to the earlobe and measures the user’s glucose level using innovative and patented sensor technology. The measured signals are analyzed using a proprietary algorithm and then a calculated glucose level is displayed on a small handheld device the size of a small mobile phone. The glucose results are stored in the device and used to project an estimated HbA1c level using a proprietary algorithm. The device can also display glucose values graphically, enabling the user to monitor glucose levels over time.

GlucoTrack® has received CE Mark and KFDA approvals for type 2 diabetes and pre-diabetes, and is currently in the early stages of commercialization in Europe, South Korea and other geographies.

GlucoTrack® is expected to begin clinical trials for United States FDA approval in late 2017. The product is currently experimental in the United States and is limited to investigational use only.

About Integrity Applications, Inc.
Integrity Applications was founded in 2001 and is focused on the design, development and commercialization of non-invasive glucose monitoring technologies for people with type 2 diabetes and pre-diabetes. The company has developed GlucoTrack®, a proprietary non-invasive glucose monitoring device designed to obtain glucose measurements in about a minute without the pain, incremental cost, difficulty or discomfort of conventional invasive finger stick devices. Integrity Applications Inc. is a Delaware corporation, with headquarters in the United States and an R&D site in Ashdod, Israel. For more information, please visit www.integrity-app.com and www.glucotrack.com.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “expect”, “plan” and “will” are intended to identify forward-looking statements. Readers are cautioned that certain important factors may affect Integrity Applications’ actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect Integrity Applications’ results include, but are not limited to, the ability of Integrity Applications to raise additional capital to finance its operations (whether through public or private equity offerings, debt financings, strategic collaborations or otherwise); risks relating to the receipt (and timing) of regulatory approvals (including FDA approval); risks relating to enrollment of patients in, and the conduct of, clinical trials; risks relating to its current and future distribution agreements; risks relating to its ability to hire and retain qualified personnel, including sales and distribution personnel; and the additional risk factors described in Integrity Applications’ filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the SEC on March 31, 2017.

The securities sold in the financing have not been registered under the United States Securities Act of 1933, as amended ("Securities Act"), and may not be offered or sold in the US absent registration or an applicable exemption from registration requirements.

THIS PRESS RELEASE IS BEING ISSUED PURSUANT TO RULE 135C UNDER THE SECURITIES ACT AND DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THE SECURITIES, NOR SHALL THERE BE ANY SALE OF THE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH STATE. ANY OFFERING OF THE SECURITIES UNDER THE RESALE REGISTRATION STATEMENT WILL ONLY BE BY MEANS OF A PROSPECTUS.